Exhibit 99.1

Summit Materials Announces Appointment of Anne M. Cooney and Susan A. Ellerbusch as Directors

Denver, Colorado (August 9, 2018) —Summit Materials, Inc. (NYSE: SUM), a leading vertically integrated construction materials company, today announced that its board of directors has appointed Anne M. Cooney and Susan A. Ellerbusch as new independent directors. With the appointment of Ms. Cooney and Ms. Ellerbusch, Summit’s board now comprises ten members. Additionally, Summit announced today that Neil P. Simpkins will resign from the board of directors, effective at the end of the Company’s fiscal year.

Howard Lance, Chairman of Summit, stated, “We want to thank Neil Simpkins for his immeasurable contributions over his years of service on the board. We are excited Anne and Sue have agreed to join the Summit board. Through her leadership roles with the General Electric Company, Aladdin Industries and Siemens, Anne brings a breadth and depth of experience in operations management, sourcing and marketing. Sue’s management of Air Liquide’s U.S. business, including its Large Industrials and Electronics divisions, have afforded her operational expertise that will be an invaluable asset to the Company.”

Tom Hill, CEO of Summit, added, “I join Howard in thanking Neil for his advice to Summit since its founding. Neil has been an incredible resource for the Company over the years. Additionally, we are pleased to welcome Anne and Sue to our board of directors. Anne and Sue each brings a tremendous amount of leadership expertise and financial acumen to our board. I look forward to working with them both and the rest of our board as we look to expand upon the exciting growth opportunities for our business in 2018 and beyond.”

Anne M. Cooney is an executive with decades of operational and commercial experience. Ms. Cooney is the current President of the Process Industries and Drives Division of Siemens Industry, Inc., based in Alpharetta, GA, a division of Siemens AG, a multinational conglomerate primarily engaged in industrial engineering, electronics, energy, healthcare and infrastructure activities. In this role, Ms. Cooney leads operational and commercial activities for a portfolio of Siemens products and services across process automation, low and medium voltage motors and drives. Since joining Siemens in 2001, Ms. Cooney has also served as Chief Operating Officer for Siemens Healthcare’s Diagnostics division from 2011 to 2014 and as President, Drives Technologies Division, Siemens Industry, Inc., from 2009 to 2011. Additionally, Ms. Cooney was Vice President of Manufacturing at Aladdin Industries and held key managerial positions with the General Electric Company. Ms. Cooney also serves on the Board of Directors of The Manitowoc Company, Inc. and is a member of its audit and compensation committees. She previously served on the boards of the Machinery and Allied Products Institute. Ms. Cooney has a Bachelor of Science degree in Industrial Management from Gannon University and an MBA from Emory University.

Susan A. Ellerbusch has a 25-year tenure in the chemicals and energy industries and her experiences span chemicals, refining and marketing and biofuels. Since June 2017, Ms. Ellerbusch has served as CEO of Air Liquide USA LLC, the U.S. subsidiary of Air Liquide S.A., a world leader in gases, technologies and services for industry and health, with a presence in 80 countries and more than 3 million customers and patients. As head of Air Liquide’s operations in the U.S., Ms. Ellerbusch leads the company’s Large Industries and Electronics businesses. Ms. Ellerbusch joined Air Liquide in September 2015 as President of Air Liquide Large Industries U.S., where she led the restructuring of the business to enable a greater focus on operational performance and customer engagement. Prior to Air Liquide, Ms. Ellerbusch worked at British Petroleum, or BP, where she held roles of increasing leadership and most recently served as

President, BP Biofuels North America from 2008 to 2015. Ms. Ellerbusch has a Bachelor of Science degree in genetics from the University of Illinois Urbana-Champaign and an MBA from the University of Illinois Chicago.

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential, and end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets.

For more information about Summit Materials, please visit www.summit-materials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Contact:

Mr. Noel Ryan

Vice President, Investor Relations

Summit Materials, Inc.

noel.ryan@summit-materials.com